                                                                    EXHIBIT 99.1


                            DAILEY INTERNATIONAL INC.

                        CONSOLIDATED FINANCIAL STATEMENTS


                                      INDEX


Consolidated balance sheets - June 30, 1999 and December 31, 1998                                3
Consolidated statements of operations - Six months ended June 30, 1999 and 1998                  4
Consolidated statements of cash flows - Six months ended June 30, 1999 and 1998                  5
Notes to consolidated financial statements - June 30, 1999                                    6-19

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)


                                                                                         JUNE 30,      DECEMBER 31,
                                   ASSETS                                                  1999            1998
                                                                                        ----------      ----------
                                                                                       (UNAUDITED)
     Current assets:
      Cash and cash equivalents ...................................................     $   12,599      $   32,843
      Accounts receivable, net ....................................................         27,718          32,803
      Accounts receivable from affiliates .........................................             --             362
      Prepaid expenses and other current assets (Note 5) ..........................          7,369           4,778
                                                                                        ----------      ----------
        Total current assets ......................................................         47,686          70,786
     Revenue-producing tools and inventory, net ...................................        131,975         141,524
     Property and equipment, net ..................................................         12,744          13,255
     Goodwill, net ................................................................         21,693          22,275
     Investment in joint venture ..................................................          7,734           7,100
     Other assets .................................................................         15,747          17,233
                                                                                        ----------      ----------
        Total assets ..............................................................     $  237,579      $  272,173
                                                                                        ==========      ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

    Liabilities not subject to compromise:
     Current liabilities:
      Accounts payable and accrued liabilities-prepetition.........................     $    3,225      $   15,258
      Accounts payable and accrued liabilities-postpetition........................          7,121              --
      Accounts payable to affiliates-postpetition..................................             96              --
      Accrued interest on senior notes-prepetition.................................             --           9,797
      Income taxes payable-prepetition.............................................          1,753           3,987
      Income taxes payable-postpetition ...........................................          2,328              --
      Current portion of long-term debt-prepetition................................            443           1,048
                                                                                        ----------      ----------
        Total current liabilities not subject to compromise........................         14,966          30,090
    Liabilities subject to compromise:
      Senior notes (Note 7)........................................................        275,000              --
      Accrued interest on senior notes (Note 7)....................................          7,409              --
                                                                                        ----------      ----------
        Total current liabilities subject to compromise............................        282,409              --
      Deferred income taxes .......................................................          5,986           5,910
      Other noncurrent liabilities ................................................            870           1,298
      Long-term debt ..............................................................             68         275,060
     Stockholders' equity (deficit):
      Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued ..             --              --
      Common stock, Class A, $0.01 par value: 20,000,000 shares authorized;
       5,703,655 and 5,703,655 issued and 5,129,004 and 5,135,504 outstanding at
       June 30, 1999 and December 31, 1998, respectively; Class B, $0.01 par value: 10,000,000 shares authorized, 5,000,000 shares issued and
       outstanding at June 30, 1999 and December 31, 1998, respectively ...........            106             106
     Treasury stock (574,651 and 568,151 shares at
       June 30, 1999 and December 31, 1998, respectively) .........................         (4,061)         (4,048)
     Paid-in capital ..............................................................         53,117          52,437
     Accumulated other comprehensive loss .........................................         (1,882)         (1,026)
     Retained earnings (deficit) ..................................................       (114,000)        (87,654)
                                                                                        ----------      ----------
        Total stockholders' equity (deficit) ......................................        (66,720)        (40,185)
                                                                                        ----------      ----------
        Total liabilities and stockholders' equity (deficit) ......................     $  237,579      $  272,173
                                                                                        ==========      ==========


                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                ------------------------------      ------------------------------
                                                    1999              1998              1999              1998
                                                ------------      ------------      ------------      ------------
Revenues:
  Rental income ...........................     $      9,752      $     17,084      $     19,488      $     32,775
  Sales of products and services ..........            9,480            11,401            20,473            23,150
  Underbalanced drilling services .........            3,809             5,294            11,419            15,874
                                                ------------      ------------      ------------      ------------
                                                      23,041            33,779            51,380            71,799
Costs and expenses:
  Cost of rentals .........................            8,001            11,494            16,494            21,549
  Cost of products and services ...........            5,533             6,219            11,199            12,587
  Cost of underbalanced drilling services .            2,835             3,026             7,699             8,791
  Selling, general and administrative .....            7,672             8,545            15,135            16,073
  Depreciation and amortization ...........            6,417             6,073            12,827            10,701
  Reorganization Costs (Note 5):
    Severance and retention ...............              233                --             1,472                --
    Chapter 11 proceedings ................              970                --               970                --
    Other .................................              449                --               449                --
  Non-cash compensation ...................               55               286               110               471
  Research and development ................              219               125               451               204
                                                ------------      ------------      ------------      ------------
                                                      32,384            35,768            66,806            70,376
                                                ------------      ------------      ------------      ------------
Operating income (loss) ...................           (9,343)           (1,989)          (15,426)            1,423
Other (income) expense:
  Interest income .........................             (155)           (1,202)             (902)           (2,164)
  Interest expense (contractual interest
    expense of $6,876 and $13,776 for the
    three and six months ended June 30,
    1999, respectively) (Note 7)...........            4,488             6,536            11,388            11,030
  Equity in earnings of joint venture .....             (125)             --                (634)             --
  Other, net ..............................              467                88               195               213
                                                ------------      ------------      ------------      ------------
Loss before income taxes and
  extraordinary item ......................          (14,018)           (7,411)          (25,473)           (7,656)
Income tax provision (benefit).............             (208)              298               873             1,758
                                                ------------      ------------      ------------      ------------

Loss before extraordinary item ............          (13,810)           (7,709)          (26,346)           (9,414)
Extraordinary item, net of taxes ..........             --                --                --             (17,579)
                                                ------------      ------------      ------------      ------------

Net loss ..................................     $    (13,810)     $     (7,709)     $    (26,346)     $    (26,993)
                                                ============      ============      ============      ============

Loss per share before extraordinary item:
    Basic .................................     $      (1.37)     $       (.77)     $      (2.62)     $       (.97)
                                                ============      ============      ============      ============
    Diluted ...............................     $      (1.37)     $       (.77)     $      (2.62)     $       (.97)
                                                ============      ============      ============      ============
Loss per share:
    Basic .................................     $      (1.37)     $       (.77)     $      (2.62)     $      (2.79)
                                                ============      ============      ============      ============
    Diluted ...............................     $      (1.37)     $       (.77)     $      (2.62)     $      (2.79)
                                                ============      ============      ============      ============
Weighted average shares outstanding:
    Basic .................................       10,049,754        10,027,113        10,063,537         9,678,428
                                                ============      ============      ============      ============
    Diluted ...............................       10,049,754        10,027,113        10,063,537         9,678,428
                                                ============      ============      ============      ============


                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                                                          SIX MONTHS ENDED JUNE 30,
                                                                          ------------------------
                                                                            1999           1998
                                                                          ---------      ---------
OPERATING ACTIVITIES:
Net loss ............................................................     $ (26,346)     $ (26,993)
Adjustments to reconcile net loss to
  net cash provided by (used in) operating activities:
  Extraordinary loss on repurchase of notes .........................          --           17,579
  Depreciation and amortization .....................................        12,827         10,701
  Deferred income taxes .............................................            77           --
  Amortization of debt issuance costs ...............................           432           --
  Provision for doubtful accounts ...................................           183            198
  Provision for stock awards ........................................           680            471
  Gain on sale and disposition of property and
   equipment ........................................................          (116)           (22)
  Equity income of unconsolidated subsidiary ........................          (634)          --
Changes in operating assets and liabilities (net of the effects of acquisitions):
   Accounts receivable trade ........................................         4,902           (157)
   Accounts receivable from/payable to
     officers and affiliates ........................................           458           (488)
   Prepaid expenses and other .......................................        (2,340)        (6,066)
   Accounts payable and accrued liabilities .........................        (6,821)         7,908
   Income taxes payable .............................................            94            965
   Reorganization items .............................................         6,059           --
                                                                          ---------      ---------
Net cash provided by (used in) operating activities before
    reorganization items ............................................       (10,545)         4,096
Reorganization items:
   Professional fees paid for services rendered
     in connection with the Chapter 11 proceeding ...................        (1,719)          --
   Professional fees paid for services expected to be rendered in
     connection with the sale of the company ........................        (3,638)          --
   Severance costs ..................................................          (702)          --
                                                                          ---------      ---------
Net cash used by reorganization items ...............................        (6,059)          --
                                                                          ---------      ---------
Net cash provided by (used in) operating activities .................       (16,604)         4,096


INVESTING ACTIVITIES:
Additions to revenue-producing tools and
   inventory ........................................................        (6,559)       (33,279)
Inventory transferred to cost of rentals ............................         3,010          4,297
Revenue-producing tools lost in hole,
  abandoned and sold ................................................         1,869          1,158
Additions to property and equipment .................................        (1,100)        (3,512)
Proceeds from sale of property and equipment ........................           803             40
Acquisitions ........................................................          --          (77,037)
Unrealized loss on cash equivalent
   investments ......................................................          (137)          --
                                                                          ---------      ---------
Net cash used in investing activities ...............................        (2,114)      (108,333)

FINANCING ACTIVITIES:
Proceeds from the issuance of debt ..................................          --          268,125
Payments on outstanding debt ........................................          (597)      (121,748)
Extraordinary loss on repurchase of notes ...........................          --          (12,650)
Purchase of treasury stock ..........................................           (13)          --
                                                                          ---------      ---------
Net cash provided by (used in) financing
  activities ........................................................          (610)       133,727
                                                                          ---------      ---------
Effect of foreign  exchange  rate changes
  on cash ...........................................................          (916)          (427)
                                                                          ---------      ---------

Increase (decrease) in cash and cash
  equivalents .......................................................       (20,244)        29,063
Cash and cash equivalents at beginning of
  period ............................................................        32,843         59,837
                                                                          ---------      ---------
Cash and cash equivalents at end of period ..........................     $  12,599      $  88,900
                                                                          =========      =========


                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                   (UNAUDITED)

1. SUBSEQUENT EVENTS

     On May 21, 1999, Dailey International Inc. (the "Company") announced that it and certain of its subsidiaries had entered into an agreement to be acquired by Weatherford International, Inc.("Weatherford"), a Houston-based oilfield products and services company. On May 28, 1999, the Company and certain of its subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.) (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The bankruptcy petitions were filed in order to preserve cash, to give the Company the opportunity to restructure its debt, and to accomplish the acquisition of the Company by Weatherford. Through the bankruptcy process, the Company seeks Bankruptcy Court approval to implement a financial restructuring in accordance with a Joint Plan of Reorganization (the "Plan") and a related Disclosure Statement, which also were filed with the Bankruptcy Court on May 28, 1999. The Plan is subject to the approval of the requisite number of and amount of claims represented by certain of the Company's creditors, in addition to the approval of the Bankruptcy Court. Shortly after filing the petition, the Company obtained a Bankruptcy Court order to permit the Company to pay its creditors all pre-petition claims and debts in the ordinary course of business, except for the Company's Senior Note indebtedness. As a result of the Chapter 11 filing, absent approval of the Bankruptcy Court, the Company and the subsidiary guarantors are prohibited from paying, and the Senior Note holders are prohibited from attempting to collect, the Senior Note indebtedness, which was incurred prior to the bankruptcy.

     The filing of the bankruptcy and the accompanying Plan was contemplated by the acquisition agreement (the "Acquisition Agreement") dated May 21, 1999, between the Company, certain of its subsidiaries and Weatherford. The Acquisition Agreement contemplates that the Company's outstanding $275 million Senior Note indebtedness will be exchanged pro rata for $185 million in Weatherford common stock. All outstanding equity securities held by the Company's equity security holders will be exchanged for $10 million in Weatherford common stock that will be shared pro rata based on share ownership. The value of the Weatherford common stock will be fixed as of the date of the consummation of the acquisition and will be based on an average closing sale price calculation over a 10 trading-day period preceding the date of consummation. The closing of the acquisition is subject to a number of conditions, including the receipt of Bankruptcy Court approval.

     Prior to the filing of the bankruptcy, the fundamental terms of the Plan had been agreed to by the holders of approximately $225 million (82%) of the outstanding principal amount of the Senior Notes and more than 50% of the Company's common stock. The Plan contemplates the payment of all trade creditors' claims as and when they come due in the ordinary course of business or in full on the effective date of the Plan.

     On June 21, 1999, the Company received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     On July 12, 1999, the Bankruptcy Court approved the Disclosure Statement, as modified, and ordered that solicitation materials incorporating the Plan, as modified, and the Disclosure Statement be served on holders of the class of claims whose votes were being solicited and that a summary of the Plan and Disclosure Statement be served on holders of the classes of claims and interests whose votes were not being solicited (either because those claimants are being paid in full or are deemed to have rejected the Plan under certain provisions of the Bankruptcy Code). The Bankruptcy Court also ordered that August 16, 1999 be fixed as the last day for filing written objections to the Plan and the last day to submit plan ballots and that the hearing on confirmation on the Plan be set to commence at 11:00 A.M. Eastern Daylight Time on August 19, 1999. The closing of the transactions contemplated under the Plan and Acquisition Agreement is currently anticipated to occur on or about August 31, 1999. Upon and following the closing, the Company will be a direct or indirect wholly-owned subsidiary of Weatherford. While the Company does not presently anticipate any delays, due to the nature of the bankruptcy process and potential for delays involved, no assurances can be given that the closing will actually occur on or about that date. In addition, due to the nature of bankruptcy proceedings, it is not possible to predict the outcome of the Company's bankruptcy proceedings or their effect on the Company's business.

    On May 24, 1999, Mr. Al Kite resigned as interim Chief Executive Officer and as a director of the Company.

    In May 1999, the Company implemented an incentive plan to retain certain key personnel through December 31, 1999. The total cost of the incentive plan is approximately $800,000 and is being accrued over the service period.

    The Company also has contracts or arrangements with certain employees, which, as contemplated under the Plan and Acquisition Agreement, would trigger payments of approximately $4.0 million to those employees. Additionally, at the closing of the transactions contemplated under the Plan and Acquisition Agreement the Company is obligated to pay their former interim Chief Executive Officer a bonus of $385,000.

    In July 1999, the Company implemented an incentive plan for certain operational personnel. The total anticipated cost of the incentive plan is approximately $700,000 and is being accrued over the service period.

    In response to adverse industry conditions, the Company began during the third quarter of 1998 to review and implement cost saving strategies to reduce its cost structure to bring it more in line with then current industry conditions, including consolidating or eliminating operations and reducing overhead. As a result of these efforts, the Company recorded a reorganization charge during 1998 of $3.4 million and $2.9 million in 1999 (see Note 5).

     The Company currently has no outstanding debt other than under the Senior Notes (see Note 7) and debt assumed in the IDS acquisition (see Note 4). The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of this uncertainty.

     Consummation of the Plan could materially change the amounts currently recorded in the financial statements. The financial statements do not give effect to any adjustment to the carrying value of assets, or amounts and classifications of liabilities that might be necessary as a consequence of this matter.

2. BASIS OF PRESENTATION, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN

    The accompanying unaudited consolidated financial statements include the accounts of Dailey International Inc. and its subsidiaries ("Dailey" or the "Company") and have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal, recurring nature. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, reference is made to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission on April 1, 1999.

     The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result should the Company be unable to continue as a going concern. The Company's recent losses from operations and the Acquisition Agreement and bankruptcy filing raise substantial doubt about its ability to continue as a going concern. The appropriateness of using the going concern basis is dependent upon, among other things, (i) confirmation of the Plan by the Bankruptcy Court, and (ii) consummation of the transactions contemplated by the acquisition agreement with Weatherford.

    As of January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, Reporting Comprehensive Income (SFAS No. 130). SFAS No. 130 established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no immediate impact on the Company's net loss or stockholders' equity. SFAS No. 130 requires the Company's foreign currency translation adjustments and unrealized gains/loss on investments to be included in comprehensive income. For the three months ended June 30, 1999 and 1998, the total comprehensive loss was $14,623,000 and $8,081,000, respectively. For the six months ended June 30, 1999 and 1998, the total comprehensive loss was $27,202,000 and $27,612,000, respectively.

    Certain reclassifications have been made to the June 30,1998 financial statements to conform to the 1999 presentation.

3. ORGANIZATION

     The accompanying consolidated financial statements reflect the operations of Dailey International Inc., a Delaware corporation, hereinafter referred to as the "Company" or "Dailey."

    The Company currently manages its operations in two business segments: (1) downhole products and services and (2) underbalanced drilling services. Downhole products and services are comprised of the Company's directional drilling services, electric wireline services, tubing conveyed perforating services and downhole tool rentals. The Company's underbalanced drilling services were acquired through the Company's acquisition of Air Drilling International, Inc. ("ADI") in June 1997. Founded in 1945 as a rental tool company, Dailey began offering directional drilling services in 1984 and currently provides such services in the Gulf of Mexico, the United States Gulf Coast region, and most recently, Venezuela, Louisiana and the Austin Chalk formation in Texas. In June 1997, the Company acquired ADI and, as a result, became a leading provider worldwide of air drilling services for underbalanced drilling applications. In January 1998, the Company acquired the operating assets and liabilities of Directional Wireline Services, Inc. ("DWS"), DAMCO Tong Services, Inc. and DAMCO Services, Inc. (collectively, "DAMCO", and with DWS, "DWS/DAMCO"), which are headquartered in Houma, Louisiana. DWS/DAMCO provides specialized drilling, workover, completion and production services to the Gulf of Mexico and Nigerian markets. In March 1998, the Company acquired Integrated Drilling Systems, Limited ("IDS"), which is headquartered in Aberdeen, Scotland. IDS manufactures directional drilling tools. In August 1998, the Company acquired substantially all of the assets of the directional drilling business of Transocean Petroleum Technology Limited ("Transocean") located in Aberdeen, Scotland. In December 1998 Dailey, through its subsidiary Air Drilling Services, Inc., acquired

51% of International Nitrogen Services, Inc. ("INS"), a joint venture with MG Generon, Inc. The company, headquartered in Houston, Texas, provides non-cryogenic nitrogen generators and production units for use in the on-site production of nitrogen for injection in downhole drilling of oil and gas.

4. ACQUISITIONS

    DWS/DAMCO Acquisition: In January 1998, the Company acquired the operating assets and liabilities of DWS/DAMCO. The aggregate purchase price for DWS/DAMCO was $61 million financed with proceeds from a $115 million 9 3/4% senior notes offering in August 1997 and borrowings under the Company's revolving credit facility. The acquisition was accounted for under the purchase method of accounting; accordingly the assets and liabilities of DWS/DAMCO were recorded at their estimated fair market values as of the date of acquisition. The Company recorded goodwill of approximately $32.5 million relating to the excess of the purchase price over the fair market value of the assets, which was to be amortized over 25 years and result in approximately $1.2 million in amortization expense per year. Based on the Company's review of long-lived assets, including goodwill, the remaining unamortized goodwill balance of $31.3 million at December 31, 1998 was deemed to be fully impaired.

    IDS Acquisition: The Company acquired the outstanding capital stock of IDS in March 1998 (with additional consideration paid in July 1998 in connection with the resolution of certain contingencies) for approximately $18.8 million in cash and 1,064,000 shares of Class A Common Stock (309,516 shares were returned in July 1998), plus assumption of debt of approximately $6.5 million. The IDS Acquisition was accounted for under the purchase method of accounting. The assets and liabilities of IDS were recorded at their estimated fair market values as of the date of acquisition. The Company recorded approximately $20.3 million in goodwill, representing the excess of the purchase price over the estimated fair market value of the IDS assets, which was to be amortized over 25 years and result in additional annual amortization expense of $788,000. Based on the Company's review of long-lived assets, including goodwill, the remaining unamortized goodwill of $19.7 million at December 31, 1998 was deemed to be fully impaired.

    Transocean Acquisition: In August 1998, the Company acquired substantially all of the assets of the directional drilling business of Transocean located in Aberdeen, Scotland for $10 million in cash. The Company assumed certain Transocean directional contracts and operations in the North Sea and Europe. The Transocean Acquisition was accounted for under the purchase method of accounting. The assets and liabilities were recorded at their estimated fair market value as of the date of the acquisition. The Company recorded goodwill of $1.2 million relating to the excess of purchase price over the fair market value of the assets, which will be amortized over 25 years and result in approximately $48,000 in amortization expense per year. The purchase price allocation was based on preliminary estimates and may be revised at a later date.

    INS Acquisition: In December 1998, the Company acquired 51% of INS for approximately $7.1 million cash, subject to a purchase price adjustment of up to $500,000 based on future earnings. INS, a joint venture with MG Generon, provides non-cryogenic nitrogen generators and production units for use in the on-site production of nitrogen for injection in downhole drilling of oil and gas wells. The joint venture is accounted for using the equity method of accounting.

5. REORGANIZATION COSTS

    Reorganization costs of $2.9 million incurred in 1999 consisted of $702,000 related to the resignation of the former chief financial officer and other employees, the accelerated vesting of restricted stock awards of $570,000 based on the October 1997 price of $12.75 per share, $970,000 related to professional services rendered in connection with the Chapter 11 proceeding, $449,000 for professional services rendered in connection with the potential sale of the Company, and $200,000 related to a retention bonus for employees who stay with the Company through its reorganization.

    Prepaid expenses and other current assets include $3.6 million paid to an investment banker related to the proposed sale of the Company and $300,000 related to payment for professional services to be rendered in the bankruptcy proceedings. Costs related to the proposed sale of the Company will be recognized as a reorganization cost when the sale is completed. Costs related to the professional services rendered will be recognized as a reorganization cost as incurred.

6. REVENUE-PRODUCING TOOLS AND INVENTORY

                                                                        JUNE 30,      DECEMBER 31,
                                                                         1999             1998
                                                                      ----------      ----------
                                                                           (IN THOUSANDS)
                    Revenue-producing tools .....................     $  162,490      $  159,993
                    Accumulated depreciation ....................        (62,983)        (53,325)
                                                                      ----------      ----------
                                                                          99,507         106,668
                    Inventory:
                      Components, subassemblies and expendable
                         parts ..................................         28,229          30,711
                      Rental tools and expendable parts under
                         production .............................          2,408           2,247
                      Raw materials .............................          1,831           1,898
                                                                      ----------      ----------
                                                                          32,468          34,856
                                                                      ----------      ----------
                             Revenue-Producing Tools and
                                 Inventory ......................     $  131,975      $  141,524
                                                                      ==========      ==========

7. BORROWING ARRANGEMENTS AND EXTRAORDINARY ITEM

                                                              JUNE 30,          DECEMBER 31,
                                                               1999               1998
                                                           -------------      -------------
                                                                     (IN THOUSANDS)
              Debt not Subject to Compromise
                  9 1/2% Senior Notes ................     $          --      $     275,000
                  Loans payable to a bank ............               508              1,102
                  Other ..............................                 3                  6
                                                           -------------      -------------
                                                                     511            276,108
                  Less current portion of long-term
                     debt ............................              (443)            (1,048)
                                                           -------------      -------------
                            Total long-term debt .....                68            275,060
              Debt Subject to Compromise
                  9 1/2% Senior Notes.................           275,000                 --

         On February 13, 1998, the Company issued $275 million of 9 1/2% Senior Notes due 2008 (the "Senior Notes"). Of the $268.1 million net proceeds to the Company, approximately $127.7 million were utilized to repurchase at a premium of 111% of their principal amount all of the outstanding principal amount of the Company's 9 3/4% Senior Notes (the "Old Notes") and approximately $7.5 million were utilized to repay outstanding debt under the Company's revolving credit facility. As a result of the repurchase of the Old Notes, the Company recorded an extraordinary loss of approximately $17.6 million, or $1.79 per diluted share, with no related income tax benefit, representing the excess of the purchase price for the Old Notes over their carrying value on the date of repurchase. The Senior Notes are currently unsecured senior obligations of the Company. The Senior Notes were redeemable at the option of the Company on or after February 15, 2003 at stipulated redemption prices; however, the filing of the petitions for relief under Chapter 11 of the Bankruptcy Code on May 28, 1999 constituted an event of default under the terms governing the Senior Notes. As a result of the event of default, the Senior Notes are classified as a current liability. In addition, under the terms of the Plan the Senior Notes and related accrued interest are subject to compromise. Subsequent to the filing of the petitions, the Company ceased to accrue interest on the Senior Notes as it is not expected to be an allowed claim. However, had the Company continued to accrue interest throughout the period, interest expense would have been $6.9 million and $13.8 million for the three and six months ended June 30, 1999.

8. INCOME TAXES

    Income tax expense differed from the amount that would have resulted from applying the U.S. federal statutory tax rate due to foreign income taxes and withholding taxes with no offsetting benefit from U.S. net operating losses, net of valuation allowances.

9. REPORTABLE SEGMENTS

    The Company has two reportable segments: Downhole Products and Services and Underbalanced Drilling. The Downhole Products and Services segment primarily provides downhole tools for rental, directional drilling services, electric wireline and tubing conveyed perforating services and tubular testing and handling services. The Underbalanced Drilling segment provides air drilling services and underbalanced drilling equipment packages.

                                                                    SIX MONTHS ENDED JUNE 30,
                                                                      1999            1998
                                                                   ----------      ----------
                                                                         (IN THOUSANDS)
                           Revenues:

                           Downhole Products & Services
                                 Rental Revenue ..............     $   19,488      $   32,775
                                 Products & Services .........         18,945          21,083
                                                                   ----------      ----------
                                     Total ...................         38,433          53,858

                           Underbalanced Drilling
                                Products & Services ..........          1,528           2,067
                                Underbalanced Drilling .......         11,419          15,874
                                                                   ----------      ----------
                                     Total ...................         12,947          17,941
                                                                   ----------      ----------
                           Total Reportable Segment Revenue ..     $   51,380      $   71,799
                                                                   ==========      ==========

                           Operating Income (Loss):

                           Downhole Products & Services ......     $   (4,214)     $    7,446
                           Underbalanced Drilling ............         (2,154)            427
                                                                   ----------      ----------
                           Total Reportable Segment
                           Operating Income (Loss) ...........     $   (6,368)     $    7,873
                                                                   ==========      ==========

    A reconciliation of operating income (loss) from segments to consolidated total operating loss is as follows:

                                                                          SIX MONTHS ENDED JUNE 30,
                                                                        ------------------------------
                                                                           1999              1998
                                                                        ------------      ------------
                                                                                (IN THOUSANDS)
                           Operating Income (Loss)
                           Total Operating Income (Loss) for
                             Reportable Segments ..................     $     (6,368)     $      7,873
                           Non-Operating Segments
                             Selling, General and Administrative ..           (5,499)           (5,969)
                             Depreciation & Amortization ..........             (470)             (393)
                             Reorganization Costs .................           (2,711)             --
                             Non-Cash Compensation Expense ........             (110)             (471)
                             Interest Expense .....................          (11,264)          (10,817)
                           Other Income ...........................              949             2,121
                                                                        ------------      ------------
                           Consolidated Loss Before Taxes and
                              Extraordinary Item ..................     $    (25,473)     $     (7,656)
                                                                        ============      ============

Segment assets:

                                                                        JUNE 30,        DECEMBER 31,
                                                                          1999              1998
                                                                      ------------      ------------
                                                                             (IN THOUSANDS)
                           Downhole Products & Services.....          $    144,225      $    143,084
                           Underbalanced Drilling...........                71,978            79,578
                                                                      ------------      ------------
                           Total Assets for Reportable Segments            216,203           222,662
                           Non-Operating Segment Assets.....                21,376            49,511
                                                                      ------------      ------------

                           Consolidated Assets..............          $    237,579      $    272,173
                                                                      ============      ============

    Non-operating segment assets primarily consist of cash and cash equivalents, corporate property and equipment and certain deferred costs.

10.  CONSOLIDATING FINANCIAL STATEMENTS

     On May 28, 1999 the Company and certain of its subsidiaries ("Entities in Reorganization Proceedings") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code, while other of its subsidiaries ("Entities Not in Reorganization Proceedings") did not file. Accordingly, the following condensed consolidating balance sheets as of June 30, 1999 and December 31, 1998 and the related condensed consolidating statements of operations for the three and six months ended June 30, 1999 and 1998 and statements of cash flows for the six months ended June 30, 1999 and 1998 have been provided. The condensed consolidating financial statements herein are followed by notes which are an integral part of these statements.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                  JUNE 30, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                  ASSETS

                                                  ENTITIES IN      ENTITIES NOT IN
                                                 REORGANIZATION    REORGANIZATION
                                                  PROCEEDINGS        PROCEEDINGS      ELIMINATIONS        CONSOLIDATED
                                                 --------------    ---------------    -------------      -------------
   Current assets:
     Cash and cash equivalents ...............   $      10,678       $       1,921    $        --        $      12,599
     Accounts receivable, net ................          19,750               7,968             --               27,718
     Prepaid expenses and other current
       assets ................................           6,027               1,342             --                7,369
                                                 --------------      -------------    -------------      -------------
             Total current assets ............          36,455              11,231             --               47,686
     Revenue producing tools and
        inventory, net .......................         105,734              26,241             --              131,975
     Property and equipment, net .............           9,682               3,062             --               12,744
     Goodwill, net ...........................          21,507                 186             --               21,693
     Investments in subsidiaries .............          75,548                --            (75,548)              --
     Investment in joint venture .............           7,734                --               --                7,734
     Intangibles and other assets ............          11,193               4,554             --               15,747
                                                 --------------      -------------    -------------      -------------
             Total assets ....................   $     267,853       $      45,274    $     (75,548)     $     237,579
                                                 ==============      =============    =============      =============

      LIABILITIES AND STOCKHOLDERS' EQUITY
   Liabilities not subject to compromise:
    Current liabilities:
     Accounts payable and accrued
        liabilities-prepetition...............   $       3,225       $        --      $        --        $       3,225
     Accounts payable and accrued
        liabilities-postpetition..............           4,330               2,791             --                7,121
     Accounts payable to affiliates-
        postpetition..........................         (43,872)             43,968             --                   96
     Income taxes payable-prepetition.........           1,753                  --             --                1,753
     Income taxes payable-postpetition........            (119)              2,447             --                2,328
     Current portion of long-term debt-
        prepetition ..........................              14                 429             --                  443
                                                 -------------       -------------    -------------      -------------
             Total current liabilities not
               subject to compromise..........         (34,669)             49,635             --               14,966
   Liabilities subject to compromise:
     Senior notes (Note 7)....................         275,000                --               --              275,000
     Accrued interest on senior notes
        (Note 7)..............................           7,409                --               --                7,409
                                                 -------------       -------------    -------------      -------------
             Total current liabilities subject
               to compromise..................         282,409                --               --              282,409
     Deferred income taxes ...................           1,510               4,476             --                5,986
     Other noncurrent liabilities ............             342                 528             --                  870
     Long-term debt ..........................              68                --               --                   68
   Stockholders' equity:
     Common stock ............................             114               1,722           (1,730)               106
     Treasury stock ..........................          (4,061)               --               --               (4,061)
     Paid in capital .........................          76,903              23,550          (47,336)            53,117
     Accumulated other comprehensive
      income (loss) ..........................              28              (1,910)            --               (1,882)
     Retained earnings (deficit)..............         (54,791)            (32,727)         (26,482)          (114,000)
                                                 -------------       -------------    -------------      -------------
             Total stockholders'
               equity (deficit)...............          18,193              (9,365)         (75,548)           (66,720)
                                                 -------------       -------------    -------------      -------------
             Total liabilities and
               stockholders' equity (deficit).   $     267,853       $      45,274    $     (75,548)     $     237,579
                                                 =============       =============    =============      =============

                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)

              ASSETS


                                            ENTITIES IN     ENTITIES NOT IN
                                          REORGANIZATION     REORGANIZATION
                                            PROCEEDINGS       PROCEEDINGS      ELIMINATIONS    CONSOLIDATED
                                          --------------    ---------------    ------------    ------------
Current assets:
  Cash and cash equivalents ...........     $   31,519       $    1,324         $     --        $   32,843
  Accounts receivable, net ............         22,358           10,445               --            32,803
  Accounts receivable from
     affiliates .......................         45,371          (45,009)              --               362
  Prepaid expenses and other
     current assets ...................          3,420            1,358               --             4,778
                                            ----------       ----------        ----------      ----------
          Total current assets ........        102,668          (31,882)              --            70,786
  Revenue producing tools and
     inventory, net ...................        114,325           27,199               --           141,524
  Property and equipment, net .........         10,476            2,779               --            13,255
  Investments in subsidiaries .........         41,957             --              (41,957)           --
  Goodwill, net .......................         22,089              186               --            22,275
  Investment in joint venture .........          7,100             --                 --             7,100
  Intangibles and other assets ........         12,104            5,129               --            17,233
                                            ----------       ----------         ----------      ----------
          Total assets ................     $  310,719       $    3,411         $  (41,957)     $  272,173
                                            ==========       ==========         ==========      ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
    Accounts payable and accrued
      liabilities .....................     $   11,427       $    3,831         $     --        $   15,258
    Accrued interest on senior
      notes ...........................          9,797             --                 --             9,797
    Income taxes payable ..............          1,780            2,207               --             3,987
    Current portion of long-term
      debt ............................             35            1,013               --             1,048
                                            ----------       ----------         ----------      ----------
          Total current liabilities ...         23,039            7,051               --            30,090
    Deferred income taxes..............          1,512            4,398               --             5,910
    Other noncurrent liabilities.......            479              819               --             1,298
    Long term debt.....................        275,025               35               --           275,060
Stockholders' equity:
  Common stock ........................            114            1,723             (1,731)            106
  Treasury stock ......................         (4,048)            --                 --            (4,048)
  Paid in capital .....................         76,223           23,549            (47,335)         52,437
  Accumulated other comprehensive
       income (loss) ..................            166           (1,192)              --            (1,026)
  Retained earnings (deficit)..........        (61,791)         (32,972)             7,109         (87,654)
                                            ----------       ----------         ----------      ----------
          Total stockholders'
            equity (deficit)...........         10,664           (8,892)           (41,957)        (40,185)
                                            ----------       ----------         ----------      ----------
          Total liabilities and
            stockholders' equity
            (deficit)..................     $  310,719       $    3,411         $  (41,957)     $  272,173
                                            ==========       ==========         ==========      ==========



                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                           ENTITIES IN      ENTITIES NOT IN
                                          REORGANIZATION    REORGANIZATION
                                           PROCEEDINGS        PROCEEDINGS       ELIMINATIONS      CONSOLIDATED
                                          --------------    --------------     ------------      ------------
Revenues:
  Rental income .......................    $      8,378      $      1,374      $       --        $      9,752
  Sales of products and services ......           8,275             1,205              --               9,480
  Underbalanced drilling services .....           2,989               820              --               3,809
                                           ------------      ------------      ------------      ------------
                                                 19,642             3,399              --              23,041
Cost and expenses:
  Cost of rentals .....................           6,848             1,170               (17)            8,001
  Cost of products and services .......           4,751               782              --               5,533
  Cost of underbalanced drilling ......           1,839               996              --               2,835
  Selling, general and
     administrative ...................           5,924             1,806               (58)            7,672
  Depreciation and amortization .......           5,297             1,120              --               6,417
  Reorganization costs:
    Severance and retention ...........             233              --                --                 233
    Chapter 11 proceedings ............             970              --                --                 970
    Other .............................             449              --                --                 449
  Non-cash compensation ...............              55              --                --                  55
  Research and development ............              69               150              --                 219
                                           ------------      ------------      ------------      ------------
                                                 26,435             6,024               (75)           32,384
                                           ------------      ------------      ------------      ------------
Operating income (loss) ...............          (6,793)           (2,625)               75            (9,343)
Other (income) expense:
  Interest income .....................            (158)                3              --                (155)
  Interest expense ....................           4,451                37              --               4,488
  Equity in subsidiaries, net
     of taxes .........................           4,232              --              (4,232)             --
  Equity in earnings of joint venture .            (125)             --                --                (125)
  Other, net ..........................             232               160                75               467
                                           ------------      ------------      ------------      ------------
Income (loss) before taxes ............         (15,425)           (2,825)            4,232           (14,018)
Income tax provision (benefit) ........             115              (323)             --                (208)
                                           ------------      ------------      ------------      ------------
Net income (loss) .....................    $    (15,540)     $     (2,502)     $      4,232      $    (13,810)
                                           ============      ============      ============      ============



                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                        ENTITIES IN         ENTITIES NOT IN
                                       REORGANIZATION       REORGANIZATION
                                         PROCEEDINGS          PROCEEDINGS       ELIMINATIONS      CONSOLIDATED
                                       --------------       ---------------     ------------      ------------
Revenues:
  Rental income ....................     $     14,613        $      2,471      $       --        $     17,084
  Sales of products and services ...            9,982               1,419              --              11,401
  Underbalanced drilling services ..            3,600               1,694              --               5,294
                                         ------------        ------------      ------------      ------------
                                               28,195               5,584              --              33,779
Cost and expenses:
  Cost of rentals ..................            9,731               1,799               (36)           11,494
  Cost of products and services ....            5,024               1,195              --               6,219
  Cost of underbalanced drilling ...            1,335               1,691              --               3,026
  Selling, general and
     administrative ................            6,726               1,941              (122)            8,545
  Depreciation and amortization ....            4,885               1,188              --               6,073
  Non-cash compensation ............              286                --                --                 286
  Research and development .........               58                  67              --                 125
                                         ------------        ------------      ------------      ------------
                                               28,045               7,881              (158)           35,768
                                         ------------        ------------      ------------      ------------
Operating income (loss) ............              150              (2,297)              158            (1,989)
Other (income) expense:
  Interest income ..................           (1,178)                (24)             --              (1,202)
  Interest expense .................            6,394                 142              --               6,536
  Equity in subsidiaries, net
     of taxes ......................            2,911                --              (2,911)             --
  Other, net .......................             (145)                 75               158                88
                                         ------------        ------------      ------------      ------------
Income (loss) before taxes .........           (7,832)             (2,490)            2,911            (7,411)
Income tax provision (benefit) .....              560                (262)             --                 298
                                         ------------        ------------      ------------      ------------
Income (loss) before extraordinary
   item ............................           (8,392)             (2,228)            2,911            (7,709)
                                         ------------        ------------      ------------      ------------
Net income (loss) ..................     $     (8,392)       $     (2,228)     $      2,911      $     (7,709)
                                         ============        ============      ============      ============



                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                      ENTITIES IN        ENTITIES NOT IN
                                                    REORGANIZATION        REORGANIZATION
                                                      PROCEEDINGS           PROCEEDINGS       ELIMINATIONS      CONSOLIDATED
                                                      ------------          ------------      ------------      ------------
Revenues:
  Rental income ..................................    $     16,735          $      2,753      $       --        $     19,488
  Sales of products and services .................          16,303                 4,170              --              20,473
  Underbalanced drilling services ................           5,413                 6,006              --              11,419
                                                      ------------          ------------      ------------      ------------
                                                            38,451                12,929              --              51,380
Cost and expenses:
  Cost of rentals ................................          14,417                 2,124               (47)           16,494
  Cost of products and services ..................           9,248                 1,951              --              11,199
  Cost of underbalanced drilling .................           3,233                 4,466              --               7,699
  Selling, general and administrative ............          11,691                 3,590              (146)           15,135
  Depreciation and amortization ..................          10,573                 2,254              --              12,827
  Reorganization costs:
    Severance and retention ......................           1,472                  --                --               1,472
    Chapter 11 proceedings .......................             970                  --                --                 970
    Other ........................................             449                  --                --                 449
  Non-cash compensation ..........................             110                  --                --                 110
  Research and development .......................             145                   306              --                 451
                                                      ------------          ------------      ------------      ------------
                                                            52,308                14,691              (193)           66,806
                                                      ------------          ------------      ------------      ------------
Operating income (loss) .........................          (13,857)               (1,762)              193           (15,426)
Other (income) expense:
  Interest income ................................            (901)                   (1)             --                (902)
  Interest expense ...............................          11,303                    85              --              11,388
  Equity in subsidiaries, net of taxes ...........           5,754                  --              (5,754)             --
  Equity in earnings of joint venture ............            (634)                 --                --                (634)
  Other, net .....................................              88                   (86)              193               195
                                                      ------------          ------------      ------------      ------------
Income (loss) before taxes .......................         (29,467)               (1,760)            5,754           (25,473)
Income tax provision .............................             396                   477              --                 873
                                                      ------------          ------------      ------------      ------------
Net income (loss) ................................    $    (29,863)         $     (2,237)     $      5,754      $    (26,346)
                                                      ============          ============      ============      ============



                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                        ENTITIES IN       ENTITIES NOT IN
                                       REORGANIZATION     REORGANIZATION
                                         PROCEEDINGS       PROCEEDINGS      ELIMINATIONS    CONSOLIDATED
                                       --------------    ----------------   ------------    ------------
Revenues:
  Rental income ....................     $   29,078        $    3,697        $     --        $   32,775
  Sales of products and services ...         18,935             4,215              --            23,150
  Underbalanced drilling services ..          7,338             8,536              --            15,874
                                         ----------        ----------        ----------      ----------
                                             55,351            16,448              --            71,799
Cost and expenses:
  Cost of rentals ..................         18,776             2,867               (94)         21,549
  Cost of products and services ....          9,777             2,810              --            12,587
  Cost of underbalanced drilling ...          2,535             6,256              --             8,791
  Selling, general and
     administrative ................         12,882             3,402              (211)         16,073
  Depreciation and amortization ....          9,112             1,589              --            10,701
  Non-cash compensation ............            471              --                --               471
  Research and development .........            137                67              --               204
                                         ----------        ----------        ----------      ----------
                                             53,690            16,991              (305)         70,376
                                         ----------        ----------        ----------      ----------
Operating income (loss) ............          1,661              (543)              305           1,423
Other (income) expense:
  Interest income ..................         (2,138)              (26)             --            (2,164)
  Interest expense .................         10,860               170              --            11,030
  Equity in subsidiaries, net
     of taxes ......................          1,631              --              (1,631)           --
  Other, net .......................           (262)              170               305             213
                                         ----------        ----------        ----------      ----------
Income (loss) before taxes .........         (8,430)             (857)            1,631          (7,656)
Income tax provision ...............            927               831              --             1,758
                                         ----------        ----------        ----------      ----------
Income (loss) before extraordinary
   item ............................         (9,357)           (1,688)            1,631          (9,414)
Extraordinary item .................        (17,579)             --                --           (17,579)
                                         ----------        ----------        ----------      ----------
Net income (loss) ..................     $  (26,936)       $   (1,688)       $    1,631      $  (26,993)
                                         ==========        ==========        ==========      ==========




                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                      ENTITIES IN      ENTITIES NOT IN
                                                     REORGANIZATION     REORGANIZATION
                                                      PROCEEDINGS         PROCEEDINGS    ELIMINATIONS    CONSOLIDATED
                                                     --------------     --------------   ------------    ------------
OPERATING ACTIVITIES:
Net loss ........................................     $ (29,863)          $  (2,237)      $  5,754        $  (26,346)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Equity in earnings of subsidiaries ............         5,754                  --         (5,754)               --
  Depreciation and amortization .................        10,573               2,254             --            12,827
  Deferred income taxes .........................            (1)                 78             --                77
  Amortization of debt issuance costs ...........           432                  --             --               432
  Provision for doubtful accounts ...............           168                  15             --               183
  Provision for stock awards ....................           680                  --             --               680
  (Gain) loss on sale and disposition of
     property and equipment .....................          (124)                  8             --              (116)
  Equity income of unconsolidated subsidiary ....          (634)                 --             --              (634)
Changes in operating assets and liabilities,
  (net of effects of acquisitions)
  Accounts receivable-trade .....................         2,921               1,981             --             4,902
  Accounts receivable from/payable to
    officers and affiliates .....................          (983)              1,441             --               458
  Prepaid expenses and other ....................        (2,537)                197            --             (2,340)
  Accounts payable and accrued liabilities ......        (6,230)               (591)            --            (6,821)
  Income taxes payable ..........................          (145)                239             --                94
  Reorganization items ..........................         6,059                  --             --             6,059
                                                      ---------           ---------       ----------      ----------
Net cash provided by (used in) operating
  before reorganization items ...................       (13,930)              3,385             --           (10,545)
Reorganization items:
   Professional fees paid for services rendered
     in connection with the Chapter 11
     proceedings ................................        (1,719)                 --             --            (1,719)
   Professional fees paid for services rendered
     in connection with the sale of the
     Company ....................................        (3,638)                 --             --            (3,638)
   Severance costs ..............................          (702)                 --             --              (702)
                                                      ---------           ---------       ----------      ----------
Net cash used by reorganization items ...........        (6,059)                 --             --            (6,059)
                                                      ---------           ---------       ----------      ----------
Net cash used in operating activities ...........       (19,989)              3,385             --           (16,604)

INVESTING ACTIVITIES:
Additions to revenue-producing tools and
 inventory ......................................        (2,806)             (3,753)            --            (6,559)
Inventory transferred to cost of rentals ........         2,644                 366             --             3,010
Revenue-producing tools lost in hole,
 abandoned, and sold ............................            --               1,869             --             1,869
Additions to property and equipment .............          (709)               (391)            --            (1,100)
Proceeds from sale of property and equipment ....           714                  89             --               803
Unrealized loss on cash equivalent investments ..          (137)                 --             --              (137)
                                                      ---------           ---------       ----------      ----------
Net cash used in investing activities ...........          (294)             (1,820)            --            (2,114)

FINANCING ACTIVITIES:
Payments on outstanding debt ....................           (70)               (527)            --              (597)
Purchase of treasury stock ......................           (13)                 --             --               (13)
                                                      ---------           ---------       ----------      ----------
Net cash by (used in) financing activities ......           (83)               (527)            --              (610)
                                                      ---------           ---------       ----------      ----------
Effect of foreign exchange rate changes on cash..             1                (917)            --              (916)
                                                      ---------           ---------       ----------      ----------
Increase (decrease) in cash and cash equivalents.       (20,365)                121             --           (20,244)
Cash and cash equivalents at beginning of period.        31,519               1,324             --            32,843
                                                      ---------           ---------       ----------      ----------
Cash and cash equivalents at end of period ......     $  11,154           $   1,445       $     --        $   12,599
                                                      =========           =========       ==========      ==========


                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                             (DEBTOR-IN-POSSESSION)
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                       ENTITIES IN    ENTITIES NOT IN
                                                      REORGANIZATION   REORGANIZATION
                                                       PROCEEDINGS      PROCEEDINGS       ELIMINATIONS   CONSOLIDATED
                                                      --------------  ----------------    ------------   ------------
OPERATING ACTIVITIES:
Net income (loss) ...............................     $    (26,935)   $     (1,689)      $      1,631   $    (26,993)
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
  Equity in earnings of subsidiaries ............            1,631            --               (1,631)          --
  Extraordinary loss on repurchase of notes .....           17,579            --                 --           17,579
  Depreciation and amortization .................            9,067           1,634               --           10,701
  Deferred income taxes .........................               (1)              1               --             --
  Provision for doubtful accounts ...............              183              15               --              198
  Provision for stock awards ....................              471            --                 --              471
  Gain on sale and disposition of
     property and equipment .....................              (25)              3               --              (22)
Changes in operating assets and liabilities,
  (net of effects of acquisitions):
  Accounts receivable-trade .....................           (2,350)          2,193               --             (157)
  Accounts receivable from/payable to
     officers and affiliates ....................           (2,689)          2,201               --             (488)
  Prepaid expenses and other ....................           (5,985)            (81)              --           (6,066)
  Accounts payable and accrued
     liabilities ................................            5,166           2,742               --            7,908
  Income taxes payable ..........................              685             280               --              965
                                                      ------------    ------------       ------------   ------------
Net cash provided by (used in) operating
  activities ....................................           (3,203)          7,299               --            4,096

INVESTING ACTIVITIES:
Additions to revenue-producing tools and
 inventory ......................................          (28,377)         (4,902)              --          (33,279)
Inventory transferred to cost of rentals ........            3,880             417               --            4,297
Revenue-producing tools lost in hole,
 abandoned, and sold ............................            1,293            (135)              --            1,158
Additions to property and equipment .............           (1,998)         (1,514)              --           (3,512)
Proceeds from sale of property and
 equipment ......................................               40            --                 --               40
Acquisitions ....................................          (77,037)           --                 --          (77,037)
                                                      ------------    ------------       ------------   ------------
Net cash used in investing activities ...........         (102,199)         (6,134)              --         (108,333)

FINANCING ACTIVITIES:
Proceeds from the issuance of Senior Notes ......          268,125            --                 --          268,125
Payments on outstanding debt ....................         (120,951)           (797)              --         (121,748)
Extraordinary loss on repurchase of notes .......          (12,650)           --                 --          (12,650)
                                                      ------------    ------------       ------------   ------------
Net cash provided by (used in) financing
 activities .....................................          134,524            (797)              --          133,727
                                                      ------------    ------------       ------------   ------------
Effect of foreign exchange rate changes
 on cash ........................................             --              (427)              --             (427)
                                                      ------------    ------------       ------------   ------------

Increase (decrease) in cash and cash
 equivalents ....................................           29,122             (59)              --           29,063
Cash and cash equivalents at beginning
 of period ......................................           57,532           2,305               --           59,837
                                                      ------------    ------------       ------------   ------------
Cash and cash equivalents at end
 of period ......................................     $     86,654    $      2,246       $       --     $     88,900
                                                      ============    ============       ============   ============



                             See accompanying notes.

A.   SIGNIFICANT ACCOUNTING POLICIES

     Elimination Entries

     Revenues and related costs of sales have been presented net of intercompany transactions.

B.   OTHER

     Notes 1 through 9 should be read in conjunction with the Condensed Consolidating Financial Statements.